JOINT FILING UNDERTAKING

     The undersigned, being duly authorized thereunto by the parties named below, hereby execute this agreement as an exhibit to the Schedule 13D dated June 30, 1997 to evidence the agreement to the below-named parties; in accordance with rules promulgated pursuant to the Securities Exchange
  Act of 1934, to file this Schedule 13D and subsequent amendments jointly on behalf of each such parties.

 Dated: June 30, 1997

  SEW  SIMPLY  SYSTEMS,  INC.                                       HICKORY
 FURNITURE COMPANY

 By:  CLYDE  WM.  ENGLE                                                 By:
 CLYDE WM. ENGLE
                 Clyde            Wm.            Engle,            Director
 Clyde Wm. Engle, CEO
                  Thereunto                 duly                 authorized
 Thereunto duly authorized

 NORMANDY INSURANCE AGENCY, INC.                TELCO CAPITAL CORPORATION

  By:  CLYDE WM. ENGLE                                                  By:
 CLYDE WM. ENGLE
                        Clyde                   Wm.                   Engle
 Clyde Wm. Engle
                                  Vice                            President
 Chairman of the Board
                  Thereunto                 duly                 authorized
 Thereunto duly authorized

    SUNSTATES    CORPORATION                                           RDIS
 CORPORATION

  By:  CLYDE WM. ENGLE                                                  By:
 CLYDE WM. ENGLE
                        Clyde                   Wm.                   Engle
 Clyde Wm. Engle
                  Thereunto                 duly                 authorized
 Thereunto duly authorized

 INDIANA FINANCIAL  INVESTORS,  INC.                      CLYDE  WM. ENGLE,
 INDIVIDUAL

               By:               CLYDE               WM.              ENGLE
 CLYDE WM. ENGLE
    Clyde Wm. Engle, Chairman
 Thereunto duly authorized